UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 17, 2012

NORTHERN STATES FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

000-19300
(Commission File Number)

Delaware	36-3449727
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1601 North Lewis Avenue
P.O. Box 39
Waukegan, Illinois  60085
(Address of Principal Executive Offices)

(847) 244-6000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On February 17, 2012, Northern States Financial Corporation (the “Company”) filed a Form 25, Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, with the Securities and Exchange Commission in connection with its previously announced plans to delist its common stock from The NASDAQ Capital Market.  The Company anticipates that NASDAQ will suspend trading in the Company’s common stock on the date the Form 25 is filed with the SEC.

Following the suspension of trading on NASDAQ, the Company’s common stock is expected to commence quotation on the OTC Markets.  No assurance, however, can be made that a trading market in the Company’s common stock on the OTC Markets will be maintained.  The Company will continue to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and intends to continue to file all periodic and other reports with the SEC as required under applicable federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHERN STATES FINANCIAL CORPORATION
Date: February 17, 2012	By: /s/Steven J. Neudecker Steven J. Neudecker Vice President and Chief Financial Officer